Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Affirmative Insurance Holdings, Inc., which appears in Affirmative Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.
Dallas, Texas
October 6, 2006